(*) Confidential information has been omitted and filed separately with the Commission pursuant to Rule 24b-2.

                               MH-OTP
                        POWER SALES AGREEMENT

     This MH-OTP POWER SALES AGREEMENT ("Agreement") is entered into effective as of July 1, 1999, by and between Otter Tail Power Company ("OTP"), a Minnesota corporation and The Manitoba Hydro Electric Board ("MH"), a Manitoba Crown Corporation, (each of the foregoing entities being sometimes referred to individually as "Party" or collectively referred to as "Parties").

                              RECITALS

     0.01 WHEREAS, OTP is the owner and operator of electric generation and transmission facilities in the United States of America, and MH is the owner and operator of electric generation and transmission facilities in Canada, and each Party is engaged in the generation, transmission, distribution and sale of electric energy;

     0.02 WHEREAS, OTP and MH, among others, are parties to the Mid-Continent Area Power Pool Restated Agreement ("MAPP Restated
Agreement"), dated January 12, 1996, and amended to date hereof;

     0.03 WHEREAS, the Parties require governmental permits and approvals for the import and export of electric energy; and

     0.04 WHEREAS, OTP and MH, among others, are parties to the Manitoba - United States Winnipeg - Grand Forks 230 kV
Interconnection Coordinating Agreement, dated January 16, 1969, as amended.

     NOW, THEREFORE, in consideration of the mutual promises and covenants of each Party to the other contained in this Agreement and other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties covenant and agree as follows:

                            ARTICLE 1
                           DEFINITIONS

     Section 1.01 Unless otherwise specified in this Agreement, all definitions and references to and use of terms and their abbreviations shall have the meanings which are set out in the MAPP Restated Agreement, as amended to date hereof, or in the Manitoba - United States Winnipeg - Grand Forks 230 kV Interconnection Coordinating Agreement, dated January 16, 1969, as amended. In the event of a discrepancy between the two agreements, the Manitoba - United States Winnipeg - Grand Forks 230 kV Interconnection Coordinating Agreement shall take precedence.

     Firm Commitments - shall mean capacity and energy intended to be available at all times during the period covered by a commitment.

     Minimum Monthly Energy - for each month of the contract term, the Minimum Monthly Energy, in MWh, shall be calculated as follows:
                  (A x 16) x 50 MW

                  where A is the number of Monday to Friday days in the month.

     Monthly Capacity Factor - expressed as a percentage, shall mean with respect to a particular month:

     (a) the energy delivered during the respective month, divided by;

     (b)   the product of:

           (i) the amount of capacity required to be made available to a receiving Party in such month, and

           (ii)  the number of hours in such month.

     Point of Interconnection - as defined in the Manitoba -
     United States Winnipeg - Grand Forks 230 kV
     Interconnection Coordinating Agreement, dated
     January 16, 1969, as amended.

     Summer Season - shall mean the period from May 1 through to the following October 31.

     Supplementary Agreement - shall mean an instrument in writing duly authorized and executed by the Parties which alters, varies, modifies or waives any provision of this Agreement.

     System Participation Power - shall mean power and energy sold from a Party's system on a continuously available basis except when the Party's facilities are temporarily out of service for scheduled or forced maintenance, during which time the delivery of energy from other sources shall be at the seller's option.

     Week - shall mean a period of seven consecutive days commencing on Monday at 12:01 a.m. Central Time.

     Winter Season - shall mean the period from November 1 through to the following April 30.

     Section 1.02 When required by the context of this Agreement, the singular shall include the plural, and the plural shall include the singular.

                              ARTICLE 2
                         SERVICE TO BE PROVIDED

     Section 2.01 During the period May 1, 2000 through
April 30, 2010, MH shall make available to OTP, at the Point of Interconnection, 50 MW of System Participation power from MH's
HVDC facilities terminating at the Dorsey Converter Station in accordance with Section 2.05.

     Section 2.02 OTP may schedule delivery of energy associated with the capacity specified in section 2.01 which will result in a maximum capacity factor during any twenty-eight day (28) day period of up to 47.62%.

     Section 2.03 Energy associated with the capacity specified in Section 2.01 may be available in addition to the energy specified in Section 2.02. The availability of such additional energy is at the sole discretion of MH.

     Section 2.04 At the request of MH, OTP must schedule for delivery to MH, in any month, an amount of energy up to the amount of energy OTP scheduled for delivery from MH in that same month pursuant with Section 2.02. The delivery point for this energy will be specified by Manitoba Hydro at the time of scheduling.

     Section 2.05 In the event of unavailability of any portion of MH's HVDC system terminating at the Dorsey Converter Station, including the DC transmission facilities, and/or Manitoba Hydro's generating facilities, MH may curtail the System Participation power specified in Section 2.01 to OTP.

     Section 2.06 Notwithstanding Section 2.05, if conditions arise which affect MH's ability to make available or deliver the System Participation power as specified in this Agreement, MH may curtail availability and deliveries by the amount necessary to enable MH to meet:

     a. Firm Commitments within the province of Manitoba, including obligations now existing or hereafter created to retail customers (including retail customers presently served by MH which are outside the Province of Manitoba but are located adjacent to a Province of Manitoba border and any future customers similarly located, in each case with less than 10 megawatts peak demand), and obligations now existing or hereafter created to other electric suppliers to serve retail customers within the Province of Manitoba.

     b.   The 500 megawatt sale to Northern States Power
          Company as set out in the original June 14, 1984, Power Agreement between Northern States Power
          Company, The Manitoba Hydro-Electric Board and
          The Manitoba Energy Authority.

     c.   The Island Falls Power and Energy Transfer
          Agreement between The Manitoba Hydro-Electric
          Board and Saskatchewan Power Corporation dated
          January 15, 1985.

     d. The August 28, 1987, Electricity Sale Agreement between The Manitoba Hydro-Electric Board, The
          Manitoba Energy Authority and Ontario Hydro.

     e.   The November 16, 1987, Diversity Exchange
          Agreement between Northern States Power Company and The Manitoba Hydro-Electric Board.

     f.   The Diversity Exchange Agreement between Northern
          States Power Company and The Manitoba Hydro-
          Electric Board, effective February 1, 1991.

     g.   The Diversity Exchange Agreement between United
          Power Association and The Manitoba Hydro-Electric
          Board, effective February 1, 1991.

     h.   The Firm Power Agreement between Minnkota Power
          Cooperative, Inc. and The Manitoba Hydro-Electric
          Board, effective June 3, 1993.

     i.   The Power Services Agreement between Otter Tail
          Power Company and The Manitoba Hydro-Electric
          Board, effective September 26, 1993.

     j. All Firm Commitments outside the province of Manitoba entered into after the date first above written.

                             ARTICLE 3
                            SCHEDULING

     Section 3.01 Notwithstanding Section 3.02 and Section 3.03, the following procedures shall apply for scheduling deliveries of power associated with Section 2.02, Section 2.03 and Section 2.04 of this Agreement:

     (a)   Monthly Procedure:
           For energy associated with Section 2.02 and Section
           2.04, the following monthly procedure shall apply unless mutually agreed to by the Parties:

           For energy associated with Section 2.02, OTP shall provide MH with an estimate of OTP's anticipated energy usage for the forthcoming month on or before the first of each month.

           For energy associated with Section 2.04, MH shall provide OTP with an estimate of MH's requirement to have the energy returned for the forthcoming month on or before the first of each month.

     (b)   Weekly Procedure:
           For energy associated with Section 2.02, Section 2.03 and Section 2.04, the following weekly procedure shall apply, unless otherwise mutually agreed to by the
           Parties:

           For energy associated with Section 2.02, OTP shall provide MH with a proposed schedule of deliveries for each clock hour of the following Week on or before 1500 hours Central Time on Thursday of each Week.

           For energy associated with Section 2.03, energy will be scheduled by mutual agreement.

           For energy associated with Section 2.04, MH shall provide OTP with MH's requirement to have the energy returned on or before 1500 hours Central Time on Thursday of each Week. The scheduling for this energy shall be by mutual agreement of the Parties.

     (c)   Daily Procedure:
           The following daily procedure shall apply, unless otherwise mutually agreed to by the Parties:

           For energy associated with Section 2.02, OTP may modify its hourly schedule, provided in (b) above, by providing MH with a modified schedule of deliveries for each clock hour of the following day on or before 1000 hours Central Time of each day.

           For energy associated with Section 2.03 and Section
           2.04, modification to the hourly schedule, as provided in accordance with (b) above, will be only by mutual agreement of the Parties.

     Section 3.02 The Parties may schedule energy in accordance with Section 3.01 subject to the availability of transmission capability.

     Section 3.03	Schedules may be curtailed for the following
reasons:
           (i)    due to a loss of or capability in the
                  transmission path between MH and OTP;

           (ii)   scheduling reductions imposed upon either
                  Party by the MAPP Security Center;

           (iii) by an amount equal to scheduling reductions necessary on the Manitoba-U.S. interface for MH to deliver its share of MAPP generation reserves; or

           (iv) in the event of the unavailability of any portion of MH's HVDC system terminating at the Dorsey Converter Station, including the DC transmission facilities, and/or Manitoba Hydro's generating facilities.

     Section 3.04 Each Party will provide as much notice as possible to the other Party if schedules are curtailed for reasons provided for in Section 3.03.

                               ARTICLE 4
                                PRICING

      Section 4.01 The monthly rate for capacity reserved for OTP, as specified in Section 2.01, is as follows:

                Period                     Monthly Capacity Rate
      May 1, 2000 - April 30, 2001              $*/MW-month
      May 1, 2001 - April 30, 2002              $*/MW-month
      May 1, 2002 - April 30, 2003              $*/MW-month
      May 1, 2003 - April 30, 2004              $*/MW-month
      May 1, 2004 - April 30, 2005              $*/MW-month
      May 1, 2005 - April 30, 2006              $*/MW-month
      May 1, 2006 - April 30, 2007              $*/MW-month
      May 1, 2007 - April 30, 2008              $*/MW-month
      May 1, 2008 - April 30, 2009              $*/MW-month
      May 1, 2009 - April 30, 2010              $*/MW-month

     Section 4.02 The rate for energy scheduled to OTP in accordance with Section 2.02 is as follows:

Energy Rate = $*/MW.h x E/F

where:

      "E" is *

      "F" is *

For example, the energy rate for the period May 1, 2001 through April 30, 2002 would be: $*/MWh. x */*.

     Section 4.03 The rate for energy scheduled in accordance with Section 2.03 shall be determined by mutual agreement between the Parties.

     Section 4.04 The rate for energy scheduled in accordance with Section 2.04 will be OTP's cost including losses and any associated transmission charges, plus *%. OTP's cost will include opportunity cost.

     Section 4.05 The amount payable by OTP to MH in each month shall be the sum of:

     (a) the capacity rate in dollars per MW-month in accordance with Section 4.01 multiplied by the capacity reserved in accordance with Section 2.01;
           plus

     (b) the energy rate in dollars per MW.h determined in accordance with Section 4.02 multiplied by the greater of:

           i) the energy scheduled for delivery in accordance with Section 2.02; and

           ii) the Minimum Monthly Energy for the billing month less any energy quantity which could not have been delivered during HE 07:00 through to HE 22:00 Monday through Friday in accordance with Section 3.02 and Section 3.03;

           plus

      (c) the energy rate in dollars per MW.h determined in accordance with Section 4.03 multiplied by the energy scheduled for delivery in accordance with Section 2.03; minus

      (d) the energy rate in dollars per MW.h determined in accordance with Section 4.04 multiplied by the energy scheduled for delivery in accordance with Section 2.04.

     Section 4.06 All rates stated and all rates calculated shall be in lawful money of the United States of America.

                              ARTICLE 5
                    CONDITIONS OF SALE AND PURCHASE

     Section 5.01 OTP is responsible for all and any applicable costs incurred in the U.S. including but not limited to transmission service charges, with the exception of:
          any MAPP assessed Schedule F transmission charges associated with energy scheduled from OTP to MH in accordance with Section 2.04; and

          any transmission losses associated with energy identified in Section 2.02 and Section 2.03, to the extent that these losses are not greater than those losses incurred by transporting the energy from MH directly to OTP.

OTP is not responsible for transmission service costs in the Province of Manitoba.

     Section 5.02 MH is responsible for all costs incurred in Canada as a result of this Agreement, and any MAPP assessed Schedule F transmission charges associated with energy scheduled from OTP to MH in accordance with Section 2.04. MH is responsible for any transmission losses associated with this Agreement to the extent that these losses are not greater than those losses incurred by transporting the energy from MH directly to OTP. OTP is responsible for any transmission losses over and above this quantity.

     Section 5.03	In the event OTP fails to schedule the
Minimum Monthly Energy during any month, and any such failure was not allowed in accordance with Sections 3.02 or 3.03 or MH's failure to perform in accordance with the terms of this Agreement, then OTP will pay MH an amount for each MWh of such deficiency as if the energy were delivered.

     Section 5.04	Except as provided within the terms of this
agreement, energy transactions may not be curtailed by either
Party for economic reasons.

                           ARTICLE 6
                            GENERAL

     Section 6.01 This Agreement shall be conditional upon receiving:
          the approvals of applicable regulatory authorities, including but not limited to, National Energy Board of Canada approval and the U.S. Federal Energy Regulatory Commission approval;
          MAPP accreditation; and
          transmission service between MH's and OTP's system.

     Section 6.02 Except as otherwise provided herein, the provisions of the Manitoba - United States Winnipeg - Grand Forks
230 kV Interconnection Coordinating Agreement, dated January 16,
1969, as amended, shall apply to this Agreement and are hereby incorporated by reference.

     Section 6.03 This Agreement represents the entire agreement between the Parties with respect to the subject matter hereof and terminates and supersedes all prior oral and written proposals and communications pertaining hereto. There are no representations, conditions, warranties or agreements, express or implied, statutory or otherwise, with respect to or collateral to this Agreement other than those contained herein or expressly incorporated herein. Unless otherwise specifically provided herein, this Agreement may be altered, modified or varied, in whole or in part, only by Supplementary Agreement.

                          ARTICLE 7
                        CONTRACT TERM

     Section 7.01 Subject to Section 6.01 of this Agreement, this MH-OTP POWER SALES AGREEMENT shall become effective on July 1, 1999, and shall continue until the later of April 30, 2010, and the date upon which all obligations under this Agreement are discharged.


THE MANITOBA HYDRO-ELECTRIC BOARD


DATE:  July 7, 1999


/s/ R.G. Kirby
R.G. Kirby
Manager, Export Power Marketing



OTTER TAIL POWER


DATE:  July 9, 1999



/s/ W. Uggerud
W. Uggerud
Vice-President Operations